                                 UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 25, 2002

                               PRINTVILLAGE, INC.
            ---------------------------------------------------------
               (Exact name of Registrant as specified in charter)

           NEVADA                  0-15102                      11-1706583
-----------------------------  ----------------           ---------------------

 (State or other jurisdiction  (Commission File               (IRS Employer
   of incorporation)              Number)                 Identification Number)

      6278 North Federal Highway, Suite 406, Fort Lauderdale, Florida 33308
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                     (Address of Principal Executive Office)

                                 (954) 616-6016
                              --------------------
               (Registrant's telephone number including area code)

                                   TOKN, INC.
                    7200-A Claremont Ave., Chicago, IL 60645
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             (Former name and address if changed since last report)

Item 1.   Changes in Control of Registrant

     Effective February 25, 2002, final consideration was paid to finalize a
Stock Purchase Agreement between Nu-Horizons Marketing Corp. and Printvillage,
Inc., whereby Printvillage acquired a controlling interest in TOKN, Inc. (the
"Company"). The Agreement called for Printvillage to acquire 10 million shares of the Company's common stock which would equate to approximately 66% of the total issued and outstanding shares of the Company. Printvillage intends to complete a Stock Exchange and Merger Agreement for the purpose of becoming a fully reporting public company.

Item 6.   Resignations of Registrant's Directors

     As a result of the acquisition, new officers were elected and Printvillage accepted the resignations of all prior officers and directors of the Company.
The Company elected the following individuals to serve in the following capacities:

          Michael Choo                 President
          Brett Cramer                 Vice-President
          Patricia Kuiper              Secretary/Treasurer

     The election of the above individuals and their complete backgrounds will be disclosed to the shareholders pursuant to an updated Report on Form 10K-SB to be filed with the Securities and Exchange Commission.

Item 7.   Financial Statements and Exhibits

(a)       Financial statements of business acquired.   Not applicable.
(b)       Pro forma financial information.   Not applicable
(c)       Exhibits

Exhibit No.       Description
-----------       --------------
    2             Form of Stock Purchase Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PRINTVILLAGE, INC.

Date: March 20, 2002                   By: /s/  Michael Choo
                                           ------------------------------------
                                           Michael Choo, President and Director